Exhibit 99.1

Contact:

Sachem Capital Corp.

John L. Villano, Co-CEO & CFO

(203) 433-4736

FOR IMMEDIATE RELEASE

Sachem Capital Reports 23.2% Increase in Revenue for the First Quarter of 2019

Conference Call and Webcast to be Held at 8:00 AM EDT on Tuesday, May 14, 2019

Branford, Connecticut, May 13, 2019 -- Sachem Capital Corp. (NYSE American: SACH) today announced its financial results for the first quarter ended March 31, 2019. In addition, the Company announced that it will host a conference call on Tuesday, May 14, 2019 at 8:00 a.m. Eastern Daylight Time.

Financial highlights (Q1 2019 vs. Q1 2018):

•	Revenue increased 23.2% to $3.3 million

•	Net income increased 4.2% to $2.1 million

•	Earnings per share of $0.13 (basic and diluted)

Balance sheet highlights (as of March 31, 2019):

•	Mortgages receivable increased to $80.9 million, compared to $78.0 million as of December 31, 2018

•	Total assets increased to $92.2 million, compared to $86.0 million as of December 31, 2018

•	Shareholders’ equity increased to $57.1 million, compared to $52.8 million as of December 31, 2018

On April 1, 2019, the Company declared a dividend of $0.12 per common share, which was paid on April 18, 2019 to shareholders of record on April 11, 2019. The total amount of the dividend payment was approximately $2.1 million.

John Villano, CPA, co-chief executive officer and chief financial officer of Sachem Capital Corp., stated, “We are pleased with our results for the first quarter of 2019. Despite an uncertain economic environment and limited working capital to originate new loans, we recorded increases in revenue, net income, the size of our loan portfolio and shareholders’ equity. With the U.S. economy seeming to be back on sound footing, significant additional working capital as a result of sales of our common shares and continued strong demand for our mortgage loan products, we believe our prospects for continued growth for the balance of 2019 are good while maintaining our commitment to our strict underwriting criteria, extensive due diligence and conservative loan-to-value ratio. In addition, we continue to evaluate options that may provide us greater financial flexibility.”

Results of operations – three months ended March 31, 2019

Total revenue for the three months ended March 31, 2019 was approximately $3.35 million compared to approximately $2.72 million for the three months ended March 31, 2018, an increase of approximately $630,000, or 23.2%. Compared to the 2018 period, for the 2019 period interest income increased approximately $789,000, or 40.2%, to $2.75 million from $1.96 million and net origination fees increased approximately $16,000.

Total operating costs and expenses for three months ended March 31, 2019 were approximately $1.3 million compared to $744,000 for the three months ended March 31, 2018, an increase of approximately $547,000, reflecting an increase in lending operations and related increases in administrative expenses. Compared to the 2018 period, in the 2019 period interest expense and amortization of deferred financing costs expense increased approximately $398,000, compensation expenses increased approximately $139,000 and administrative expenses increased approximately $67,000.

Net income for the three months ended March 31, 2019 was approximately $2.1 million, or $0.13 per basic and diluted share, compared to $2.0 million, or $0.13 per basic and diluted share for the three months ended March 31, 2018.

Investor Conference Call

The Company will host a conference call on Tuesday, May 14, 2019 at 8:00 a.m., Eastern Daylight Time, to discuss the Company’s financial results for the first quarter ending March 31, 2019 as well as the Company’s corporate progress and other meaningful developments.

Interested parties can access the conference call by calling 877-407-8033 for U.S. callers, or +201-689-8033 for international callers. The call will be available on the Company’s website via webcast at https://www.sachemcapitalcorp.com. John Villano, Co-Chief Executive Officer and Chief Financial Officer will lead the conference call and other Sachem Capital executives will also be available to answer questions.

A webcast will also be archived on the Company’s website and a telephone replay of the call will be available approximately one hour following the call, through 8:00 a.m. on Tuesday, May 28, 2019, and can be accessed by calling: 877-481-4010 for U.S. callers or +919-882-2331 for international callers and entering conference ID: 49099.

About Sachem Capital Corp.

Sachem Capital Corp. specializes in originating, underwriting, funding, servicing and managing a portfolio of first mortgage loans. It offers short term (i.e., three years or less) secured, nonbanking loans (sometimes referred to as “hard money” loans) to real estate investors to fund their acquisition, renovation, development, rehabilitation or improvement of properties located primarily in Connecticut. The Company does not lend to owner occupants. The Company’s primary underwriting criteria is a conservative loan to value ratio. The properties securing the Company’s loans are generally classified as residential or commercial real estate and, typically, are held for resale or investment. Each loan is secured by a first mortgage lien on real estate. Each loan is also personally guaranteed by the principal(s) of the borrower, which guaranty may be collaterally secured by a pledge of the guarantor’s interest in the borrower. The Company also makes opportunistic real estate purchases apart from its lending activities. The Company believes that it qualifies as a real estate investment trust (REIT) for federal income tax purposes and has elected to be taxed as a REIT beginning with its 2017 tax year.

Forward Looking Statements

This press release may contain forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements. The words “anticipate,” “estimate,” “expect,” “project,” “plan,” “seek,” “intend,” “believe,” “may,” “might,” “will,” “should,” “could,” “likely,” “continue,” “design,” and the negative of such terms and other words and terms of similar expressions are intended to identify forward- looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to several risks, uncertainties and assumptions as described in our Annual Report on Form 10-K for 2018 filed with the U.S. Securities and Exchange Commission on March 29, 2019. Because of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. In addition, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We disclaim any duty to update any of these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements as well as others made in this press release. You should evaluate all forward-looking statements made by us in the context of these risks and uncertainties.

Investor & Media Contact:

Crescendo Communications, LLC

Email: sach@crescendo-ir.com

Tel: (212) 671-1021

SACHEM CAPITAL CORP.

BALANCE SHEETS

	March 31, 2019	December 31, 2018
	(Unaudited)	(Audited)
Assets
Assets:
Cash	$-	$99,310
Cash - restricted	1,069,393	59,549
Escrow deposits	-	12,817
Mortgages receivable	80,878,265	78,011,653
Mortgages receivable, affiliate	869,627	879,457
Interest and fees receivable	1,691,605	1,397,038
Other receivables	130,000	155,000
Due from borrowers	787,264	695,218
Prepaid expenses	85,378	14,866
Property and equipment, net	1,327,336	1,180,107
Deposits on property and equipment	49,881	12,000
Real estate owned	4,912,263	2,943,438
Deferred financing costs	518,635	553,597

Total assets	$92,319,647	$86,014,050

Liabilities and Shareholders' Equity
Liabilities:
Bank overdraft	$117,781	$-
Line of credit	30,382,546	27,219,123
Mortgage payable	795,000	290,984
Notes payable	76,485	-
Capital lease payable	12,808	-
Accounts payable and accrued expenses	128,593	316,413
Security deposits held	7,800	7,800
Advances from borrowers	267,284	317,324
Due to shareholder	2,217,000	1,200,000
Deferred revenue	1,027,392	1,058,406
Dividend payable	-	2,624,566
Accrued interest	196,120	176,619
Total liabilities	35,228,809	33,211,235

Commitments and Contingencies

Shareholders' equity:
Preferred shares - $.001 par value; 5,000,000 shares authorized; no shares issued	-	-

Common stock - $.001 par value; 50,000,000 shares authorized; 15,950,256 and 15,438,621 issued and outstanding, respectively	15,950	15,439
Paid-in capital	55,424,167	53,192,859
Retained earnings (accumulated deficit)	1,650,721	(405,483)
Total shareholders' equity	57,090,838	52,802,815
Total liabilities and shareholders' equity	$92,319,647	$86,014,050

SACHEM CAPITAL CORP.

STATEMENTS OF OPERATIONS

(unaudited)

	Three Months
	Ended March 31,
	2019	2018
Revenue:
Interest income from loans	$2,751,080	$1,962,373
Origination fees, net	364,717	348,548
Late and other fees	46,497	34,096
Processing fees	34,795	33,130
Rental income, net	25,649	43,756
Other income	117,140	294,747
Net gain on sale of real estate owned	7,149	-

Total revenue	3,347,027	2,716,650

Operating costs and expenses:
Interest and amortization of deferred financing costs	621,048	222,956
Professional fees	88,114	116,322
Compensation, fees and taxes	384,227	245,575
Exchange fees	10,287	-
Other expenses and taxes	14,193	34,480
Excise tax	-	19,000
Depreciation	7,503	7,634
General and administrative expenses	165,451	98,033
Total operating costs and expenses	1,290,823	744,000

Net income	$2,056,204	$1,972,650

Basic and diluted net income per common share outstanding:
Basic	$0.13	$0.13
Diluted	$0.13	$0.13

Weighted average number of common shares outstanding:
Basic	15,579,126	15,415,737
Diluted	15,579,126	15,415,737

SACHEM CAPITAL CORP.

STATEMENTS OF CASH FLOW

(unaudited)

	Three Months
	Ended March 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$2,056,204	$1,972,650
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of deferred financing costs	47,076	14,558
Depreciation expense	7,503	7,634
Stock based compensation	4,103	-
Impairment loss	-	-
Gain on sale of real estate owned	(7,149)	-
Changes in operating assets and liabilities:
(Increase) decrease in:
Escrow deposits	12,817	(64,141)
Interest and fees receivable	(649,157)	(134,023)
Other receivables	25,000	256,966
Due from borrowers	(92,045)	-
Prepaid expenses	(70,512)	(28,253)
Deposits	(37,881)	-
(Decrease) increase in:
Due to note purchaser	-	(723,478)
Due to shareholder	-	-
Accrued interest	19,501	(40,771)
Accrued expenses	(187,820)	(231,740)
Deferred revenue	(31,014)	60,222
Advances from borrowers	69,438	213,522
Total adjustments	(890,140)	(669,504)
NET CASH PROVIDED BY OPERATING ACTIVITIES	1,166,064	1,303,146

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of real estate owned	124,808	-
Acquisitions of and improvements to real estate owned	(362,776)	(11,000)
Purchase of property and equipment	(141,924)	(1,987)
Principal disbursements for mortgages receivable	(12,827,043)	(10,345,784)
Principal collections on mortgages receivable	8,481,663	6,034,243
NET CASH USED FOR INVESTING ACTIVITIES	(4,725,272)	(4,324,528)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes sold to shareholder	1,017,000	-
Proceeds from line of credit	19,740,078	13,288,435
Proceeds from bank overdraft	117,781
Repayment of line of credit	(16,576,655)	(8,982,583)
Principal payments on mortgage payable	(290,984)	(2,532)
Dividends paid	(2,624,566)	(1,618,653)
Proceeds from mortgage payable	795,000	-
Proceeds from notes payable	76,485	-
Issuance of common stock-ATM	2,227,716	-
Financing costs incurred	(12,113)	(55,000)
NET CASH PROVIDED BY FINANCING ACTIVITIES	4,469,742	2,629,667

NET INCREASE (DECREASE) IN CASH AND RESTRICTED CASH	910,534	(391,715)

CASH AND RESTRICTED CASH- BEGINNING OF YEAR	158,859	954,223

CASH AND RESTRICTED CASH - END OF PERIOD	$1,069,393	$562,508

SACHEM CAPITAL CORP.

STATEMENTS OF CASH FLOW (Continued)

	Three Months
	Ended March 31,
	2019	2018

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION
Taxes paid	$-	$-
Interest paid	$573,670	$208,398

SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES

During the three months ended March 31, 2018 the Company incurred a mortgage funding payable in the amount of $2,000,000 in connection with the acquisition of mortgages receivable.

Real estate acquired in connection with the foreclosure of certain mortgages, inclusive of interest and other fees receivable, during the period ended March 31, 2019 amounted to $1,962,669.

During the three months ended March 31, 2019, the Company purchased equipment for $13,005 subject to a capital lease.